As filed with the Securities and Exchange Commission on March 11, 1998

                                                             File No. 33-90250


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                      Under The Securities Act of 1933



                                 RENTECH, INC.
           (Exact name of registrant as specified in its charter)



            Colorado                                         84-0957421
-------------------------------                      -------------------
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                        Identification No.)


1331 17th Street, Suite 720, Denver, Colorado                      80202
---------------------------------------------                 -----------
(Address of Principal Executive Offices)                       (Zip Code)


                            1990 Stock Option Plan
                            1994 Stock Option Plan
                           ------------------------
                           (Full title of the plan)


                                Loren L. Mall
                             Brega & Winters P.C.
                       1700 Lincoln Street, Suite 2222
                            Denver, Colorado 80203
                   --------------------------------------
                   (Name and address of agent for service)


                                (303) 866-9400
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)














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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents are deemed to be incorporated by reference in this registration statement and to be a part hereof.

     1. The Company's Annual Report on Form 10-KSB dated December 29, 1997 for the 12-month period ended September 30, 1997, as amended by its Form 10-KSB/A dated January 15, 1998.

     2. The Company's Quarterly Report on Form 10-QSB dated February 13, 1998 for the quarter ended December 31, 1997.

     3.  The Company's Current Report on Form 8-K dated March 2, 1998.

     4. The description of the registrant's common stock as contained in the registrant's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 5.   Interests of Named Experts and Counsel.

     Brega & Winters P.C., general counsel to the Company, has rendered an opinion in connection with this registration statement that the Shares being offered, upon issuance and payment therefor, will be duly authorized, validly issued, fully paid and non-assessable. A lawyer associated with Brega & Winters P.C. beneficially owns 283,052 Shares of the Company's common stock.


Item 8.  Exhibits.

     EX-23.1  Consent of Independent Certified Public Accountants.

     EX-99.1  Form of prospectus for the reoffer of control securities.


Item 9. Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:



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                                                      PAGE 3

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 6th day of March, 1998.

                                    RENTECH, INC.


                                    (signature)
                               By:  ----------------------------------------
                                    Dennis L. Yakobson, President and Chief
                                    Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                         Date
---------                   -----                         ----

(signature)
--------------------------  President, Chief Executive    March 6, 1998
Dennis L. Yakobson          Officer and Director


(signature)
--------------------------  Vice President, Chief         March 6, 1998
Ronald C. Butz              Operating Officer,
                            Secretary and Director


(signature)
--------------------------  Director                      March 6, 1998
Mark S. Bohn


(signature)
--------------------------  Director                      March 6, 1998
Erich W. Tiepel


(signature)
--------------------------  Vice President - Finance,     March 6, 1998
James P. Samuels            Chief Financial Officer